EXHIBIT 24.1(b)

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 333-40341 of ESG Re Limited on Form S-8 of our reports dated February 19, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of ESG Re Limited for the year ended December 31, 1997.


Deloitte & Touche
Chartered Accountants


Hamilton, Bermuda
March 27, 1998